                                                                   EXHIBIT 10.33

                 TRADEMARK AND SERVICE MARK SECURITY AGREEMENT
                 ---------------------------------------------



     Kewaunee Scientific Corporation, a Delaware corporation having its place of business at Statesville, North Carolina (the "Debtor"), to secure the payment and performance of all obligations of the Debtor to The CIT Group/Business Credit, Inc. , a New York corporation with a place of business at Charlotte, North Carolina (the "Creditor"), under an Accounts Receivable Financing Agreement between the Debtor and the Creditor dated January 6, 1995, whether such obligations are direct or indirect, absolute or contingent, due or to become due, now existing or hereinafter arising (hereinafter collectively referred to as "Obligations") hereby grants a security interest to Creditor in all right, title, and interest of Debtor in and to the trademarks, servicemarks, and tradenames, including registrations thereof, set forth on the attached Exhibit A, and all right, title and interest of Debtor in and to all trademarks, servicemarks, tradenames, and registrations which Debtor may hereafter acquire (collectively the "Trademarks"), together with the goodwill of the business connected with the use of and symbolized by the said Trademarks, as well as all rights to damages or profits due or accrued arising out of past infringement of the Trademarks or injury to said goodwill, together with the right (but not the obligation) to sue or recover the same in the Creditor's name.

     The Debtor represents and warrants and agrees with the Creditor as follows:

     1. To the best of its knowledge, the Debtor is the owner of the entire right, title, and interest in and to the Trademarks and has adopted, has used, on anticipates using, and shall continue using in interstate commerce the Trademarks, and has duly and properly registered in the U.S. Patent and trademark Office those of the Trademarks set forth on Exhibit A as having been registered (the "Registered Trademarks").

     2. To the best of its knowledge, there has been no decision adverse to its claim of ownership of any of such Trademarks for its goods or services or to its right to register the same, or to keep and maintain the Registered Trademarks on the Trademark Register, and there is no proceeding involving said rights threatened or pending in the U.S. Patent and Trademark office or in any Court.

     3. To the best of its knowledge, Debtor has the right to the exclusive use in the United States of the Registered Trademarks on goods and services set forth in the registrations thereof, free and clear of the claims and rights of any other party.

     4. Debtor shall provide and certify as to the existence of the Trademarks as included in Exhibit A. Debtor agrees to maintain these Trademarks in a secure location at its headquarters in Statesville, North Carolina. Debtor further agrees to allow a periodic verification of these Trademarks by CIT or its representative.

     5. The Creditor shall not have the right to use and enforce the Trademarks unless and until an event of default, as defined in paragraph 12, shall have occurred and Creditor shall have requested a transfer of the Trademarks as provided in paragraph 13.

     6. Debtor shall use its best efforts to employ the Trademarks on the goods and services in the same or similar manner as it has in the past; to employ each Registered Trademark with the appropriate notice of trademark registration; not to use any other trademark on goods bearing a Trademark without the permission of the Creditor, or to adopt or use any trademark which is confusingly similar or a colorable imitation of a Trademark, unless such other marks are subject to a security interest hereunder.

     7. Debtor shall, in order to protect the goodwill associated with the Trademarks, and in order to prevent any deception to the public, operate its business in accordance with the requirements of production and service in relationship to the goods and services, bearing the Trademark, as in the past, and agrees to maintain the quality of the goods and services sold under the Trademarks commensurate with the prior quality and business position of Debtor.

     8. In the event that the Credit believes that the quality of the goods or services under the Trademarks is not being maintained in accordance with paragraph 7, it will so advise Debtor, and Debtor shall promptly take the necessary corrective action to maintain the quality of the goods and services in a manner consistent with its obligations herein.

     9. The Debtor agrees to the best of its ability to maintain each Trademark registration in full force and effect by taking any action which it believes necessary, through attorneys of its choice, all at the expense of Debtor. The Debtor shall render to the Creditor, at least yearly, a written report setting forth each trademark or service mark registration and application covered by this Agreement, and the status thereof, and shall, within one (1) month after the filing of additional applications, advise the Creditor of the filing of such additional applications, and furnish suitable documents granting the Creditor a security interest therein as heretofore stated, in such form as may be required by the Creditor.

     10. In the event that a Trademark is infringed by a third party in a jurisdiction in which such Trademark is then used by Debtor, and said event becomes known to the Debtor, Debtor shall promptly notify the Credit and shall take appropriate action to stop the infringement and to recover and retain any and all damages from such infringement. In the event that Debtor refuses or fails to take appropriate action to stop the infringement, it shall notify the Credit within one (1) month after the date of original notice to the Creditor of such infringement and, thereafter, the Credit shall have the right (but not the obligation) to take action to stop the infringement, at Debtor's cost and expense, and obtain directly all damages recovered therefrom as further security for the Obligations.

     11. Debtor shall not assign this Agreement or any rights, duties, and obligations hereunder without prior written permission of the Creditor. This Agreement and the rights of the Creditor hereunder may be assignable by the Credit to any other holder of the indebtedness secured by the Obligations.

     12. The occurrence of any one or more of the following events shall constitute an event of default by the Debtor ("Default"): (a) default in the payment or performance, when due or payable, of any of the Obligations including, without limitation, Debtor's failure to pay to the Creditor any Obligation due on demand when such demand is made; (b) default by an guarantor, endorser or other person liable on the Obligations under any guarantee, endorsement, suretyship agreement or other agreement of such person with, or in favor of Creditor; (c) Debtor making any misrepresentation, orally or in writing, to Creditor, whether for the purpose of obtaining credit or an extension of credit, or otherwise; (d) any representation, warranty, or statement of fact made to Creditor at any time by Debtor or on Debtor's behalf being false or misleading in any material respect; (e) the discontinuance or suspension of the operation of Debtor's present business, Debtor becoming insolvent, or Debtor becoming unable to meet Debtor's debts as they mature, or Debtor calling any meeting of creditors, or having a creditors' committee appointed, the commencement by or against Debtor of any action, case or proceeding for relief under any provision of the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency, or other similar law, or the rendition, issuance or filing of any injunction, attachment, trustee of any kind for Debtor or any of Debtor's property; (f) any change in Debtor's condition or affairs (financial or otherwise) or that of any endorser, guarantor or other person liable on the Obligations, that in Creditor's opinion impairs Creditor's security or increases Creditor's risk; or (g) failure to provide adequate and timely financial reports.

     13. Upon Default by Debtor, at Creditor's request Debtor shall, and hereby does, transfer and set over to Creditor, Debtor's entire right, title and interest in and to all Trademarks, and the registration of them, including the official Certificates of Registration, to be held by Creditor with all the rights and remedies of a secured party under the Uniform Commerce Code of the State of North Carolina.

     14. Upon transfer of the Trademarks to Creditor upon Default pursuant to paragraphs 12 and 13, the Debtor shall immediately cease and desist in the use of the Trademarks or any colorable imitation thereof, and deliver to the Creditor all unused goods, advertising, and promotional materials bearing the Trademarks. The provisions of this paragraph may be enforced at law or in equity.

     15. The Creditor shall, on payment and performance by Debtor of all the Obligations, execute any and all releases and other documents deemed necessary or advisable by Debtor to release and discharge from the security interest hereunder the Trademarks and the registrations thereof, and the goodwill symbolized by the Trademarks, including releases and termination statements in form suitable for recording by Debtor in the U.S. Patent and Trademark Office. Upon such release of the Trademarks to Debtor, this Agreement shall be terminated.

     16. Debtor agrees to execute, acknowledge, and deliver all further instruments and documents and take all such further reasonable action which may be necessary in order to carry out the intentions and purposes of this Agreement.

     17. Debtor shall hold the Credit harmless from any and all costs, damages, and expense arising in any fashion from this grant and assignment of a security interest or any matters relating thereto. Debtor shall cause the Credit to be named as additional insured with respect to any policy of product liability insurance maintained by Debtor.

     18. This Agreement shall be governed, interpreted, and enforced in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, Debtor and Creditor have caused this Agreement to be executed by their duly authorized officers as of this 28th day of September, 1995.



ATTEST:                           KEWAUNEE SCIENTIFIC CORPORATION


 /s/ Authorized Signatory         By:  D. Michael Parker
- -------------------------            ----------------------------------
    Assistant Secretary           Its:   Vice President, Finance/CFO
                                       --------------------------------
    (Corporate Seal)


Accepted at Charlotte, North Carolina
this 6th day of October, 1995.



ATTEST:                           THE CIT GROUP/BUSINESS CREDIT, INC.


 /s/ Authorized Signatory         By:  /s/ Authorized Signatory
- -------------------------              --------------------------------
    Assistant Secretary           Its: Vice President
                                       --------------------------------
    (Corporate Seal)

                                   EXHIBIT A
                        KEWAUNEE SCIENTIFIC CORPORATION

Trademarks, Service Marks, Trade Names            U.S. Registration No.
- --------------------------------------        ----------------------------
VISIONAIRE                                                       1,551,674

VERSALAB                                                         1,504,875

SILHOUETTE                                                       1,657,211

INSTALAB                                                         1,585,144

KEMSHIELD and DESIGN                                   947,230

KEMROCK and DESIGN                                     939,845

KEMRESIN and DESIGN                                    746,113

KEM-PONENT (Stylized)                                  863,121

KEM METAL (Stylized)                                   800,659

KEM-FLEX                                               893,725

KEMCRAFT                                               -------

KEM SATIN                                              917,641

KEMPURE (Stylized)                                     887,157

KEMTRON                                                          1,232,784

KEMWOOD                                                -------

MOD-U-FLEX                                             -------

EVOLUTION                                                        1,798,714

STURDILITE                                                       1,332,207

TECH STAT                                                        1,673,010

BASIKBENCH                                                       1,846,231

FLEXTECH                                                         1,541,564